CAPITOL FEDERAL FINANCIAL




                            the holding company for



                                    CAPITAL
                             [LOGO] FEDERAL
                                    SAVINGS

                          True Blue for over 100 years




                             Become a Shareholder!

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            Edgar Tables for Capital Requirements, Asset Composition
             and Efficiency Ratio (included in Marketing Materials)



                              Capital Requirements

              Tangible Capital          Core Capital       Risk-Based Capital
              ----------------          -------------      ------------------
Required             1.50%                  3.00%                8.00%
9/30/98             12.13%                 12.13%               27.32%

As of September 30, 1998, Capitol Federal Savings Bank (the "Bank") exceeded all regulatory capital requirements.


================================================================================


                                Asset Composition

The Bank's asset base consists primarily of mortgage loans. And to a lesser extent, mortgage-related securities, cash and investments, and other loans and assets.

                                                              At 9/30/98
                                                              % of Total
                                                              ----------
Mortgage Loans                                                   67%
Mortgage-related Securities                                      20%
Cash and Investments                                              9%
Other Loans & Assets                                              4%
                                                                ----
                                                                100%
                                                                ----

================================================================================


                                Efficiency Ratio

The Bank's low Efficiency Ratio reflects management's ongoing commitment to overhead cost containment. The Efficiency Ratio represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.

                                 For the years ended September 30,
                        ---------------------------------------------------
                         1998       1997       1996*      1995        1994
                        -----      -----      -----      -----       -----
Efficiency Ratio        35.80%     34.63%     41.39%     47.43%      41.74%


*1996 is adjusted to exclude the one-time SAIF recapitalization assessment.



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                                     [LOGO]














                                                                       True Blue

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                                    CAPITOL
                             [LOGO] FEDERAL
                                    FINANCIAL

                           Stock Information Centers
                           -------------------------
                 Toll Free (877) 815-1820 - 9:00 am to 5:00 pm

                        Stock Center Locations & Hours:
                        -------------------------------

                Nall Hills Office 9500 Nall Avenue Overland Park
                       9:00 am - 4:00 pm Monday - Friday

                      Main Office 700 Kansas Avenue Topeka
                       9:00 am - 4:00 pm Monday - Friday

                     Wichita Branch 8040 E. Douglas Avenue
                             Noon - 4:00 pm Monday
                      9:00 am - 4:00 pm Tuesday - Thursday
                            9:00 am - 3:00 pm Friday


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION FUND, OR ANY GOVERNMENT AGENCY.

                         FACTS ABOUT THE REORGANIZATION



The Board of Directors of Capitol Federal Savings and Loan Association (the "Association") unanimously adopted a Plan of Reorganization (the "Reorganization") to reorganize into a federally chartered, three-tier mutual holding company structure. The Association is converting into a federally chartered stock savings bank and will change its name to Capitol Federal Savings Bank (the "Bank"). The Bank will become a subsidiary of Capitol Federal Financial (the "Company") which has been formed as part of the reorganization and will issue stock for sale to the public. Further, Capitol Federal Financial will be a subsidiary of Capitol Federal Savings Bank MHC (the "MHC").

This brochure answers some of the most frequently asked questions about the Reorganization and about your opportunity to invest in the Capitol Federal Financial.

Investment in the stock of Capitol Federal Financial involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

WHY IS THE BANK REORGANIZING?
-----------------------------
The Reorganization will allow you to purchase stock and share in Bank's future.

The mutual holding company structure will provide the Bank with greater operating flexibility, enhance access to capital markets, and facilitate expansion of products and services to members of the community.

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WILL THE REORGANIZATION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
-------------------------------------------------------------------
No. The Reorganization will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your deposit account is not being converted to stock.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERINGS?
----------------------------------------------------------------
Current and certain former depositors and certain borrowers of the Bank and the Bank's Employee Stock Ownership Plan.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?
-------------------------------------------------------------
Capitol Federal Financial is offering through the Prospectus up to 50,000,000 shares of common stock, the maximum as adjusted, as described in the Prospectus, at a price of $10.00 per share.

HOW MUCH STOCK MAY I BUY?
-------------------------
The minimum order is 25 shares or $250. Generally, no person may purchase more than $500,000 of common stock in the subscription offering and no person, together with associates of and persons acting in concert with such person, may purchase more than $5,000,000 of common stock.

DO MEMBERS HAVE TO BUY STOCK?
-----------------------------

No. However, the Reorganization will allow the Bank's depositors and certain borrowers an opportunity to buy stock and become charter shareholders of Capitol Federal Financial.

HOW DO I ORDER STOCK?
---------------------
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by the Bank prior to 12:00 noon, Central Time, on March XX, 1999.

HOW MAY I PAY FOR MY SHARES OF STOCK?
-------------------------------------
First, you may pay for stock by check, cash or money order. If paying by cash, please stop at any one of the Bank's tellers and convert your cash to a check. Interest will be paid by the Bank on these funds at the passbook annual percentage yield, which currently is 2.25%, from the day the funds are received until the completion or termination of the Reorganization. Second, you may authorize us to withdraw funds from your Capitol Federal savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Reorganization.

CAN I PURCHASE SHARES USING FUNDS IN MY CAPITOL FEDERAL SAVINGS IRA ACCOUNT?
----------------------------------------------------------------------------
Yes, however, you must establish a self-directed IRA account at a brokerage firm or trust department to which you can transfer a portion or all of your IRA account at Capitol Federal that will enable such purchase. To accommodate these transfers, Invest Financial Corporation can facilitate establishment of a self-directed IRA. Please call our Stock Information Center as early as possible for additional information as a transfer can take time to accomplish.

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WILL THE STOCK BE INSURED?
--------------------------

No. Like any other common stock, Capitol Federal Financial's stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
------------------------------------
The Board of Directors of Capitol Federal Financial intends to pay a quarterly cash dividend, initially at an annualized rate of $.40 per share. Continued payment depends upon a number of factors and no assurances can be given that any dividends will be paid, or that if paid, will be at the same level in future periods.

HOW WILL THE STOCK BE TRADED?
-----------------------------

The Company's stock will trade on the Nasdaq National Market under the symbol "CFFN". However, no assurance can be given that an active and liquid market will develop.

HOW WILL I KNOW THE RESULTS OF THE OFFERING?
--------------------------------------------
Upon completion of the Subscription Offering on March XX, 1999, the Bank's website will provide a current update on the status of the offering and as accurate an estimate as possible of when the offering will trade. The Bank's website address is www.capfed.com.

ARE OFFICERS AND DIRECTORS OF THE BANK PLANNING TO PURCHASE STOCK?
------------------------------------------------------------------
Yes! The Bank's senior officers and directors plan to purchase, in the aggregate, $3.5 million worth of stock.

MUST I PAY A COMMISSION?
------------------------
No. You will not be charged a commission or fee on the purchase of shares in the Reorganization.

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HOW MANY VOTES DO I HAVE?
-------------------------
Your proxy card(s) show(s) the number of votes you have. Every depositor entitled to vote may cast one vote for each $100 or fraction thereof, on deposit as of the voting record date, January 31, 1999, up to 1,000 votes. Borrowers of the Bank as of January 6, 1993, who continued to have that loan as of the voting record date, are entitled to cast one vote in addition to any votes they may have as depositors.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?
--------------------------------------------
Yes, but please sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the Special Meeting.

SHOULD I VOTE?
--------------
Yes!  Your "YES" vote is very important!

WHY DID I GET SEVERAL PROXY CARDS?
----------------------------------
If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS RECEIVED!

                            Stock Information Centers
                   Toll Free (877) 815-1820 9:00 am - 5:00 pm
                         Stock Center Locations & Hours
                 Nall Hills Office 9500 Nall Ave. Overland Park
                           9 am - 4 pm Monday - Friday
                       Main Office 700 Kansas Ave. Topeka
                           9 am - 4 pm Monday - Friday
                       Wichita Branch 8040 E. Douglas Ave.
                               Noon - 4 pm Monday
                         9 am - 4 pm Tuesday - Thursday
                                9am - 3pm Friday

                                 STOCK OFFERING


                                    QUESTIONS
                                         &
                                     ANSWERS











                                                Capitol
                                                Financial
                                                Federal

         The proposed stock holding company for Capitol Federal Savings







--------------------------------------------------------------------------------
THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.
--------------------------------------------------------------------------------

February XX, 1999


Dear Prospective Investor:

         We are pleased to announce that Capitol Federal Savings and Loan Association (the "Association") is reorganizing from a federally chartered mutual savings institution to a federally chartered, three-tier mutual holding company structure (the "Reorganization"). The Association is converting into a federally chartered stock savings bank and will change its name to Capitol Federal Savings Bank (the "Bank"). In connection with the Reorganization, Capitol Federal Financial, the newly formed corporation that will serve as the stock holding company for the Bank, is offering shares of common stock in a subscription offering and a direct community offering pursuant to a Plan of Reorganization and Stock Issuance Plan (the "Plan").

         We have enclosed the following materials that will help you learn more about the merits of Capitol Federal Financial common stock as an investment. Please read and review the materials carefully.

          PROSPECTUS:   This  document  provides   detailed   information  about
          operations at the Association and a complete discussion on the proposed stock offering.

          QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

          STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, Central Time, March XX, 1999.

         We invite our loyal customers and local community members to become charter shareholders of Capitol Federal Financial. Through this offering you have the opportunity to buy stock directly from Capitol Federal Financial without a commission or a fee. The Board of Directors and Senior Management of the Bank fully support the stock offering.

         If you have additional questions regarding the stock offering, please call us toll free at (877) 815-1820, Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by any of the three Stock Information Centers located at the places and operated at the times noted on the back of the outer folder surrounding these materials.


Sincerely,



John C. Dicus
Chairman and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

February XX, 1999


Dear Member:


         We are pleased to announce that Capitol Federal Savings and Loan Association (the "Association") is reorganizing from a federally chartered mutual savings institution to a federally chartered, three-tier mutual holding company structure (the "Reorganization"). The Association is converting into a federally chartered stock savings bank and will change its name to Capitol Federal Savings Bank (the "Bank"). In conjunction with the Reorganization, Capitol Federal Financial, the newly formed corporation that will serve as holding company for the Bank, is offering shares of common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan (the "Plan").

         Unfortunately, Capitol Federal Financial is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Capitol Federal Financial.

         However, as a member of Capitol Federal Savings you have the right to vote on the Plan at the Special Meeting of Members to be held on March 26, 1999. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) including a complete discussion of the offering and a return envelope for your proxy card.

         I invite you to attend the Special Meeting on March 26, 1999. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope to ensure your vote is counted at the Special Meeting.



Sincerely,


John C. Dicus
Chairman and Chief Executive Officer

 February XX, 1999


Dear Member:

         We are pleased to announce that Capitol Federal Savings and Loan Association (the "Association") is reorganizing from a federally chartered mutual savings institution to a federally chartered, three-tier mutual holding company structure (the "Reorganization"). The Association is converting into a federally chartered stock savings bank and will change its name to Capitol Federal Savings Bank (the "Bank"). In connection with the Reorganization, Capitol Federal Financial, the newly formed corporation that will serve as the stock holding company for the Bank, is offering shares of common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan (the "Plan").

         To accomplish the Reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan and your voting and subscription rights. The Plan has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

         Enclosed, as part of the material, is your proxy card which is located behind the window of your mailing envelope. This proxy needs to be signed and returned to us prior to the Special Meeting to be held on March 26, 1999. Please take a moment to sign all of the enclosed proxy cards and return them to us in the blue postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

         The Board of Directors of the Bank believes the Reorganization will offer a number of advantages such as an opportunity for depositors and certain borrowers of the Bank to become shareholders. Please remember:

     o Your accounts at the Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     o There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Reorganization.

     o Members have a right, but no obligation, to buy stock before it is offered to the general public.

     o Like all stock, shares of stock issued in this offering will not be insured by the FDIC.

         Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Capitol Federal Financial, your enclosed Stock Order and Certification Form and payment must be received by the Association prior to 12:00 noon, Central Time, on March XX, 1999.

         If you have additional questions regarding the stock offering, please call us toll free at (877) 815-1820, Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by any of the three Stock Information Centers located at the places and operated at the times noted on the back of the outer folder surrounding these materials.

Sincerely,



John C. Dicus
Chairman and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

February  XX, 1999


Dear Friend:

We are pleased to announce that Capitol Federal Savings and Loan Association (the "Association") is reorganizing from a federally chartered mutual savings institution to a federally chartered, three-tier mutual holding company structure (the "Reorganization"). The Association is converting into a federally chartered stock savings bank and will change its name to Capitol Federal Savings Bank (the "Bank"). In connection with the Reorganization, Capitol Federal Financial, the newly formed corporation that will serve as the stock holding company for the Bank, is offering shares of common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan (the "Plan").


Because of your subscription rights as a former member of the Association, we are sending you the following materials which describe the stock offering.

          PROSPECTUS:   This  document  provides   detailed   information  about
          operations at the Association and the proposed stock offering.

          QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

          STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is Noon, Central Time, on March XX, 1999.

As a former member of the Association, you will have the opportunity to buy stock directly from Capitol Federal Financial in the Reorganization without commission or fee. If you have additional questions regarding the stock offering, please call us toll free at (877) 815-1820, Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by any of the three Stock Information Centers located at the places and operated at the times noted on the back of the outer folder surrounding these materials.



Sincerely,



John C. Dicus
Chairman and Chief Executive Officer


THE SHARES OF COMMON STOCK OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

                      [LETTERHEAD: CHARLES WEBB & COMPANY]





To Members and Friends of
Capitol Federal Savings and Loan Association
--------------------------------------------------------------------------------


Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting
Capitol Federal Savings and Loan Association (the "Association") in its reorganization from a federally chartered mutual savings institution to a
federally   chartered,   three-tier   mutual  holding  company   structure  (the
"Reorganization"). The Association is converting into a federally chartered stock savings bank and will change its name to Capitol Federal Savings Bank (the "Bank"). In connection with the Reorganization, Capitol Federal Financial, the newly formed corporation that will serve as the stock holding company for the Bank, is offering shares of common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan (the "Plan").


At the request of the Capitol Federal Financial, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Capitol Federal Financial's common stock being offered to customers through March XX, 1999. Please read the enclosed offering materials including the Prospectus carefully for a complete discussion of the offering. Capitol Federal Financial has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.


Should you have any questions, please call us toll free at (877) 815-1820 or stop by any of the three Stock Information Centers located at the places and operated at the times noted on the back of the outer folder surrounding these materials.



Very truly yours,



Charles Webb & Company




THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY GOVERNMENT AGENCY.

               Capitol Federal Financial - Investor Presentation





1.  Title - Capitol Federal Financial - Investor Presentation, February 1999

2.  Branch Network - Branch Map (Map denoting branch locations)

3. List - Management of the Bank - John C. Dicus, Chairman of the Board and Chief Executive Officer; John B. Dicus, President and Chief Operating Officer; Neil F. McKay, Execuitve Vice President, Chief Financial Officer and Treasurer; Kent G. Townsend, First Vice President and Controller

4. List - Capitol Federal Corporation History - Capitol Federal Savings and Loan Association began operations in 1893; In 1938 they obtained a federal charter and became a member of the Federal Home Loan Bank; As part of the reorganization, Capitol Federal Savings Bank MHC will be organized and will own at least a majority (50.1%) of the issued and outstanding stock of Capitol Federal Financial (the Stock Holding Company); Capitol Federal Financial will be formed as a federally chartered corporation to be the mid-tier holding company for the bank.

5.  Bar chart - Total Assets (9/30/94 - $4,009.0 million,
                              9/30/95 - $4,350.3 million,
                              9/30/96 - $4,453.7 million,
                              9/30/97 - $4,923.7 million,
                              9/30/98 - $5,314.9 million,
                             12/31/98 - $3,777.4 million)

6.  Pie chart - Asset Mix at 9/30/98 (Mortgage loans - 67%,
                                      Mortgage related securities - 20%,
                                      Cash and investments - 9%,
                                      Other loans & assets - 4%)

7.  Bar chart - Loans Receivable, net (9/30/94 - $2,288.5 million,
                                       9/30/95 - $2,751.6 million,
                                       9/30/96 - $2,944.9 million,
                                       9/30/97 - $3,322.1 million,
                                       9/30/98 - $3,710.3 million,
                                      12/31/98 - $3,777.4 million)

8.  Pie chart - Loan Portfolio Mix at 9/30/98 (1-4 Family - 93.5%,
                                              Other Consumer - 1.2%,
                                              Other real estate - 1.3%,
                                              Home Equity - 2.6%,
                                              Construction & Development - 1.4%)

9.  Bar chart - Non-performing Assets to Total Assets (9/30/94 - 0,21%,
                                                       9/30/95 - 0.41%,
                                                       9/30/96 - 0.17%,
                                                       9/30/97 - 0.18%,
                                                       9/30/98 - 0.15%,
                                                      12/31/98 - 0.14%)

10. Bar chart - Allowance for Loan Loss Reserves to Non-performing Loans
                (9/30/94 - 65.4%,
                 9/30/95 - 32.4%,
                 9/30/96 - 39.7%,
                 9/30/97 - 26.8%,
                 9/30/98 - 80.0%,
                12/31/98 - 88.10%)

11. Pie chart - Deposit Account Mix at 9/30/98 (CD's - 78.7%,
                                                Demand Deposit - 6.7%,
                                                Cash Fund - 5.8%,
                                                Money Market Select - 5.5%,
                                                Passbook & Passcard - 3.3%)

12. Bar chart - Equity to total Assets (9/30/94 - 12.11%,
                                        9/30/95 - 11.86%,
                                        9/30/96 - 12.29%,
                                        9/30/97 - 12.28%,
                                        9/30/98 - 12.46%,
                                       12/31/98 - 12.49%)

13. Bar chart - Net Income (9/30/94 - $39,836 thousand,
                            9/30/95 - $30,374 thousand,
                            9/30/96 - $26,622 thousand,
                            9/30/97 - $52,704 thousand,
                            9/30/98 - $53,991 thousand,
                           12/31/98 - $13,492 thousand)

14. Bar chart - Return on Average Assets (9/30/94 - 1.01%,
                                          9/30/95 - 0.73%,
                                          9/30/96 - 0.60%,
                                          9/30/97 - 1.12%,
                                          9/30/98 - 1.05%,
                                         12/31/98 - 1.04%)

15. Bar chart - Return on Average Equity (9/30/94 - 8.56%,
                                          9/30/95 - 6.07%,
                                          9/30/96 - 5.01%,
                                          9/30/97 - 9.15%,
                                          9/30/98 - 8.52%,
                                         12/31/98 - 8.37%)

16.Bar chart - Net Interest Margin (9/30/94 - 2.33%,
                                    9/30/95 - 2.01%,
                                    9/30/96 - 2.46%,
                                    9/30/97 - 2.66%,
                                    9/30/98 - 2.55%,
                                   12/31/98 - 1.79%)
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17. Bar chart - Efficiency Ratio (9/30/94 - 41.74%,
                                  9/30/95 - 47.43%,
                                  9/30/95 - 47.43%,
                                  9/30/96 - 62.51%,
                                  9/30/97 - 34.63%,
                                  9/30/98 - 35.8%,
                                 12/31/98 - 36.50%)

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18. Table - Branch Summary - City - Shawnee  Mission, County -  Johnson,  Jun-98
deposits ($000s) $1,320,889,  9 branches, 33.6% of list, 21.1% of city, 18.4% of county; City - Topeka, County - Shawnee, jun-98 deposits ($000s) $1,090,014, 5 branches, 27.8% of list, 41.9% of city, 40.7% of county; City - Wichita, County
- Sedgwick, Jun-98 deposits ($000s) $481,299 6 branches, 12.3% of list, 9.7% of city, 34.4% of county; City - Lawrence, County - Douglas, Jun-98 deposits ($000s) $344,389 of list, 3 branches, 37.8% of city, 34.4% of county; City - Manhattan, County - Riley, Jun-98 deeeeposits ($000s) $211,308, 1 branch, 5.4% of list, 28.3% of city, 26.7% of county; City - Saline, County - Saline, Jun-98 deposits ($000s) $162,115, 1 branch, 4.1% of list, 13.3% of city, 13.1% of county; City - Emporia, County - Lyon, Jun-98 deposits ($000s) $160,981, 1 branch, 4.1% of list, 36.8% of city, 33.0% of county, City - Olathe, County - Johnson, Jun-98 deposits ($000s) $156,226, 3 branches, 4.0% of list, 19.8% of city, 2.2% of county.

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19. Table - Preference Categories -
    1.) Eligible Account Holders;
    2.) Employee Stock Ownership Plan (ESOP);
    3.) Supplemental Eligible Account Holders;
    4.) Other Members
    5.) Directors, Officers and Employees of the Bank

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20. Table - Pro Forma Data -

Gross Proceeds (000's): Minimum - 321,361, Midpoint - 378,072, Maximum - 434,783, 15% above Maximum - 500,000;

Stockholders' Equity (000's): Minimum - 936,499, Midpoint - 985,207, Maximum - 1,033,917, 15% above Maximum - 1,089,932;

Stockholders' Equity Per Share: Minimum - $12.04, Midpoint - $10.93, Maximum - $9.82, 15% above Maximum - $9.00;

Net Income (000's): Minimum - $58,530,  Midpoint - $59,341, Maximum $60,150, 15%
above Maximum - $61,083;

Earnings Per Share: Minimum - $0.79, Midpoint - $0.68, Maximum - $0.60, 15% above Maximum - $0.53;

Price to Book: Minimum - 83.06%, Midpoint - 92.85%, Maximum - 101.83%, 15% above Maximum - 111.11%;

Price to Earnings: Minimum - 12.66x, Midpoint - 14.7x, Maximum - 16.67x, 15% above Maximum - 18.87x


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21. Chart - Post-Conversion  and  Reorganization  Corporate  Structure - Capitol
Federal Savings Bank MHC owns 57.03% of the common stock, for the Total Public Shares, 41.31% of the common stock will be owned by the minority stockholders, and 1.65% of the common stock will be owned by Capitol Federal Foundation; Capitol Federal Financial will own 100% of the common stock of Capitol Federal Savings Bank.

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22. Title - We thank you for your interest in Capitol Federal Financial,
            NASDAQ NMS:"CFFN"